SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K

                       CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15(d) OF THE

               SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):
                      January 27, 1998

              PAREXEL International Corporation
     (Exact Name of Registrant as Specified in Charter)

Massachusetts             0-27058               04-2776269
(State or Other        (Commission         (IRS Employer
Jurisdiction of        File Number)    Identification No.)
Incorporation)

195 West Street, Waltham, Massachusetts              02154
(Address of Principal Executive Offices)        (Zip Code)

Registrant's telephone number, including area code
(781) 487-9900

                       Not Applicable
    (Former Name or Former Address, if Changed Since Last
                           Report)



Item 5.  Other Events.

     On January 27, 1998, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.  Financial Statements and Exhibits.

Exhibit No.         Exhibit

99.1 Press release of the Company dated January 27, 1998.


                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         PAREXEL International Corporation



Dated:  January 27, 1998      By: /s/William T. Sobo, Jr.
                               William T. Sobo, Jr., Senior
                               Vice President, Chief
                               Financial Officer, Treasurer
                               and Clerk

                        EXHIBIT INDEX


Exhibit No.              Description



99.1 Press release of the Company dated January 27, 1998



                        EXHIBIT 99.1



FOR IMMEDIATE RELEASE

CONTACTS:     Bill Sobo, Senior Vice President, Chief
Financial Officer
Virginia Lacke, Investor Relations
(617) 487-9904, ext. 4118


PAREXEL REPORTS FINANCIAL RESULTS FOR QUARTER ENDED DECEMBER
31, 1997

Boston, MA, January 27, 1998 -- PAREXEL International Corporation (Nasdaq: PRXL) today reported the financial results of its second fiscal quarter ended December 31, 1997. As previously announced, PAREXEL acquired Kemper-Masterson, Inc. (KMI), a leading regulatory firm specializing in good manufacturing practice (GMP) consulting and systems validation testing, during the quarter in a pooling of interests transaction. The Company's consolidated financial results include KMI's results of operations for all periods presented.

PAREXEL's consolidated net revenue was $58.6 million for the three months ended December 31, 1997, which represents a 47% increase over net revenue of $39.9 million in the prior-year period. For the quarter ended December 31, 1997, income from operations (before a charge related to the KMI transaction, discussed below) increased 66% to $5.4 million, or 9.2% of net revenue, compared to $3.2 million, or 8.1% of net revenue, last year. Net income (before the KMI charge) was $4.0 million, or $0.19 diluted earnings per share, for the current quarter versus $2.3 million, or $0.13 per share, in the prior year. This represents a 72% increase in net income and a 51% increase in earnings per share between periods.

For the six months ended December 31, 1997, PAREXEL's net revenue increased 50% to $112.9 million from $75.2 million in the prior year. Income from operations (before the KMI charge) for the first half of the year was $10.3 million, or 9.1% of net revenue, compared to $6.0 million, or 8.0% of net revenue, in the same period of 1996. Net income (before the KMI charge) was $7.9 million, or $0.37 diluted earnings per share, versus $4.3 million, or $0.24 per share, last year.

"Our financial performance this quarter reinforces PAREXEL's position as a leading, global CRO, and our commitment to building the organization through both strategic acquisition and strong internal growth," offered Josef H. von Rickenbach, Chairman and Chief Executive Officer of PAREXEL. "PAREXEL's success and brand identity are, in no small part, attributed to our long-standing reputation for offering clients a flexible approach and high-quality services around the world. The combination of our clinical focus and global presence has been a differentiating and powerful strategy, and we will strive to add value for clients by leveraging our core clinical development expertise throughout the lifecycle of pharmaceutical products."


As previously disclosed, PAREXEL recorded a pre-tax charge of $4.1 million in the December 1997 quarter, primarily related to a non-cash accounting adjustment for stock options issued by KMI to certain of its key employees. Including the impact of the KMI charge, PAREXEL's net income was $1.4 million, or $0.06 diluted earnings per share, for the three months ended December 31, 1997, and $5.2 million, or $0.25 diluted earnings per share, for the six months ended December 31, 1997.

PAREXEL is a leading contract research and medical marketing organization providing a broad range of knowledge-based outsourcing services to the worldwide pharmaceutical, biotechnology and medical device industries. Over the past fifteen years, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing, and other drug development consulting services. The Company's integrated services, therapeutic area depth, and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL has 25 offices in 10 countries.

This release may contain statements which may be "forward-looking" statements under federal law. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: risks associated with the loss or delay of large contracts; the Company's dependence on certain industries and clients; management of growth and the ability to attract and retain employees; acquisitions; government regulation of certain industries and clients; and competition or consolidation within the industry. These factors and others are discussed more fully in the section entitled "Risk Factors" of the Company's recently filed Registration Statement on Form S-3.

PAREXEL
International
Corporation
Condensed
Consolidated
Statement of
Operations (1)
Excluding KMI
Special Charge
(In thousands,
except per share
data)
                          (Unaudited)         (Unaudited)
                       Three months ended   Six months ended
                          December 31,        December 31,
                         1997       1996     1997     1996

Net revenue               58,616    39,920  112,886   75,164

Costs and expenses:
    Direct costs          38,951    27,198   75,261   51,413
    Selling, general      11,781     8,421   22,761   15,722
     and administrative
    Depreciation and       2,513     1,073    4,540    2,031
     amortization

Income from                5,371     3,228   10,324    5,998
operations

Other income, net            824       412    1,781      782

Income before income       6,195     3,640   12,105    6,780
 taxes

Net income                 4,027     2,341    7,868    4,326

Earnings per common
 share:
Basic                       0.19      0.13     0.38     0.25
Diluted                     0.19      0.13     0.37     0.24

Shares used in
computing earnings
per common share:
Basic                     20,704    17,985   20,628   17,623
Diluted                   21,188    18,550   21,148   18,169


PAREXEL
International
Corporation
Condensed
Consolidated
Statement of
Operations (1)
Including KMI
Special Charge
(In thousands,
except per share
data)
                          (Unaudited)         (Unaudited)
                       Three months ended   Six months ended
                          December 31,        December 31,
                         1997       1996     1997     1996

Net revenue               58,616    39,920  112,886   75,164

Costs and expenses:
    Direct costs          38,951    27,198   75,261   51,413
    Selling, general      11,781     8,421   22,761   15,722
     and administrative
    Depreciation and       2,513     1,073    4,540    2,031
     amortization
    Special Charge         4,100              4,100
                                     --                --

Income from                1,271     3,228    6,224    5,998
operations

Other income, net            824       412    1,781      782

Income before income       2,095     3,640    8,005    6,780
 taxes

Net income                 1,362     2,341    5,203    4,326

Earnings per common
 share:
Basic                       0.07      0.13     0.25     0.25
Diluted                     0.06      0.13     0.25     0.24

Shares used in
computing earnings
per common share:
Basic                     20,704    17,985   20,628   17,623
Diluted                   21,188    18,550   21,148   18,169


Consolidated Balance  ^(Unaudited)
Sheet Information(1)
(In thousands)        ^December    ^June
                         31,        30,
                        ^1997       1997

Working capital          111,278   110,876
Total assets             218,658   205,501
Stockholders' equity     149,531   139,164

(1) Prior periods have been restated to combine the accounts and operations of KMI with those of the Company to reflect the December 1997 acquisition of KMI, accounted for as a pooling of interests.